UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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JAVELIN PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 11, 2009

Dear Stockholder:

     On behalf of the Board of Directors, I invite you to attend our 2009 Annual Meeting of Stockholders. We hope you can join us. The annual meeting will be held:

At:	150 CambridgePark Drive
Cambridge, MA 02140

On:	June 23, 2009

Time:	9:30 a.m., local time

     The Notice of Annual Meeting of Stockholders, the Proxy Statement and our Annual Report for the fiscal year ended December 31, 2008 accompany this letter.

     At the Annual Meeting, we will report on important activities and accomplishments of our company and review our financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on our company. You will also have an opportunity to meet our directors and other key executives.

     As discussed in the Proxy Statement, the Annual Meeting will also be devoted to: (i) the election of three directors as Class I Directors; (ii) the consideration of the proposal to appoint McGladrey & Pullen, LLP as our independent registered public accounting firm for the 2009 fiscal year; (iii) the consideration of an amendment to our 2005 Omnibus Stock Incentive Plan to increase the number of shares available for issuance thereunder from 10,000,000 to 11,000,000; and (iv) the consideration of any other business matters properly brought before the Annual Meeting.

     We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote and submit your proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of our shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

     Thank you for your continuing interest in Javelin Pharmaceuticals. We look forward to seeing you at our Annual Meeting.

     If you have any questions about the Proxy Statement, please contact Stephen J. Tulipano, Corporate Secretary, at (617) 349-4500.

Sincerely,

Martin J. Driscoll
Chief Executive Officer

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
PROPOSAL 1 – ELECTION OF DIRECTORS	5
EXECUTIVE COMPENSATION	9
COMPENSATION DISCUSSION AND ANALYSIS	9
COMPENSATION COMMITTEE REPORT	12
EXECUTIVE COMPENSATION TABLES	13
PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	17
DIRECTOR COMPENSATION	20
PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
PROPOSAL 3 – AMENDMENT OF 2005 OMNIBUS STOCK INCENTIVE PLAN	23
BOARD INFORMATION	26
REPORT OF THE AUDIT COMMITTEE	27
STOCKHOLDER PROPOSALS	28
ANNUAL REPORT ON FORM 10-K	28
OTHER MATTERS	28

JAVELIN PHARMACEUTICALS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 23, 2009

To the Stockholders of JAVELIN PHARMACEUTICALS, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Javelin Pharmaceuticals, Inc., a Delaware corporation, will be held on Tuesday, June 23, 2009 at 9:30 a.m., local time, at 150 CambridgePark Drive, Cambridge, Massachusetts for the following purposes:

     1. electing Douglas G. Watson, Neil W. Flanzraich and Georg Nebgen, Class I Directors, as directors for a three-year term;

     2. considering and voting upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the 2009 fiscal year;

     3. considering and voting upon a proposal to amend our 2005 Omnibus Stock Incentive Plan to increase the number of shares available for issuance thereunder from 10,000,000 to 11,000,000; and

     4. conducting other business if properly raised at the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 27, 2009 are entitled to notice of and to vote at the Meeting and any adjournment thereof.

     You are cordially invited to attend the Meeting.

     A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our Annual Report for the fiscal year ended December 31, 2008 accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

By Order of the Board of Directors,

Stephen J. Tulipano
Secretary

May 11, 2009

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE PRESENTED TO THE MEETING, ARE URGED TO REVIEW THE ATTACHED PROXY STATEMENT AND THEN COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID, ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

JAVELIN PHARMACEUTICALS, INC.
125 CambridgePark Drive
Cambridge, MA 02140

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE 23, 2009.

Our Proxy Statement for the 2009 Annual Meeting of Stockholders, our Annual Report to Stockholders for the fiscal year ended
December 31, 2008 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at
https://materials.proxyvote.com/471894

INTRODUCTION

     This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of Javelin Pharmaceuticals, Inc., a Delaware corporation (the “Company,” “Javelin” or “we”), for the 2009 Annual Meeting of Stockholders (the “Meeting”). The Meeting is to be held at 9:30 a.m., local time, on Tuesday, June 23, 2009, and at any adjournment or adjournments thereof, at 150 CambridgePark Drive, Cambridge, Massachusetts.

     The approximate date on which the Proxy Statement and form of proxy are intended to be sent or given to stockholders is May 11, 2009.

Purpose of the Meeting

     The purposes of the Meeting are to seek stockholder approval of three proposals: (i) electing three directors to the Board of Directors as Class I Directors; (ii) ratifying the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the 2009 fiscal year; and (iii) amending our 2005 Omnibus Stock Incentive Plan to increase the number of shares available for issuance thereunder from 10,000,000 to 11,000,000.

Solicitation of Proxies

     We will bear the expense of solicitation of proxies for the Meeting, including any costs incurred in connection with the printing and mailing of this Proxy Statement. We may request persons, and reimburse them for their expenses with respect thereto, who hold shares in their name or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold common stock and to request authority for the execution of the proxies. We intend to use the services of InvestorCom, a proxy solicitation firm, to assist us in the forwarding of the proxy material and the retrieval of proxies, for which we expect to incur fees of approximately $7,500, plus expenses. In addition, some of our officers, directors and employees, without additional compensation, may solicit proxies on behalf of the Board of Directors personally or by mail, telephone or facsimile.

VOTING SECURITIES, VOTING AND PROXIES

Record Date

     Only stockholders of record of our common stock, $.001 par value (the “Common Stock”), as of the close of business on April 27, 2009 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof.

     A list of stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, during office hours at our executive offices at 125 CambridgePark Drive, Cambridge, MA, by contacting the Secretary of the Company.

Voting Stock

     As of the Record Date, we had issued and outstanding 60,649,358 shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting. No other class of voting securities was then outstanding. Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

Quorum

     The presence at the Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

     Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting Requirements

     For the election of directors, the three nominees receiving the highest number of affirmative “FOR” votes cast at the Meeting will be elected as directors. Neither abstentions nor broker “non-votes” will affect the outcome of the election of directors. You do not have the right to cumulate your votes for the election of directors. Unless otherwise instructed, the proxy holders of the management proxy will vote the proxies received by them “FOR” each of the three nominees described in this Proxy Statement.

     The Proposals for the ratification of our independent registered public accounting firm and the amendment to our 2005 Omnibus Stock Incentive Plan require the vote of a majority of the shares of Common Stock present and entitled to vote at the Meeting. For purposes of these Proposals, abstentions will have the same effect on the outcome as votes cast “AGAINST” these Proposals, but broker “non-votes” will be considered as votes not entitled to be cast and will have no effect on the outcome.

     If you are the beneficial owner, but not the registered holder of our shares, you cannot directly vote those shares at the Meeting. You must provide voting instructions to your nominee holder, such as your brokerage firm or bank. While your nominee holder may vote your shares without instructions on the election of directors and the ratification of our independent registered public accounting firm, as these are routine matters, it cannot vote without instructions from you on Proposal No. 3.

     If you wish to vote in person at the Meeting but you are not the record holder, you must obtain from your record holder a “legal proxy” issued in your name and bring it to the Meeting.

     At the Meeting, ballots will be distributed with respect to each Proposal to each stockholder (or the stockholder’s proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record, the votes being in three categories: “FOR,” “AGAINST” or “ABSTAIN” (or “FOR,” “WITHHELD” or “FOR EXCEPT THE FOLLOWING NOMINEES” in the case of “Proposal No. 1”).

Proxies

     The form of proxy solicited by the Board of Directors affords you the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Meeting. Shares represented by the proxy will be voted and, where the solicited shareholder indicates a choice with respect to any matter to be acted upon, the shares will be voted as specified. If no choice is given, a properly executed proxy will be voted in favor of the election of the directors designated by the Board of Directors, the proposal to ratify the appointment of our independent registered public accounting firm, the proposal to amend the 2005 Omnibus Stock Incentive Plan, and any other matters that may properly come before the Meeting, at the discretion of the persons designated as proxies.

Revocability of Proxies

     Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the Meeting will not revoke a proxy. Such revocation may be effected by (i) execution of a subsequently dated proxy, (ii) a written notice of revocation, sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement or (iii) your attendance and voting in person at the Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

     If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

     You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the proxy and return it promptly in the enclosed envelope.

Delivery of Proxy Materials to Households

     Only one copy of the Proxy Statement for the Meeting and our 2008 Annual Report will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at the address. A separate Proxy Card will be delivered to each stockholder at the shared address.

     If you are a stockholder who lives at a shared address and you would like additional copies of this Proxy Statement, our 2008 Annual Report, or any future annual reports or proxy statements, contact Investor Relations, Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140, telephone number (617) 349-4500, and we will promptly mail you copies.

Interest of Officers and Directors in Matters to Be Acted Upon

     None of our officers or directors has any interest in any of the matters to be acted upon, except to the extent that they have been granted options under the 2005 Omnibus Stock Incentive Plan or may be granted awards thereunder at some future date. See “Proposal 3.”

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the close of business on the Record Date for: (i) each person known by us to beneficially own more than 5% of our voting securities; (ii) each executive officer named in the Summary Compensation Table below; (iii) each of our directors and director nominees; and (iv) all of our current executive officers and directors as a group.

Name and address	Shares beneficially owned(1)
Of beneficial owner(2)	Number	Percent
Wexford Capital LLC(3)	5,904,758	9.70%
411 West Putnam Avenue, Suite 125
Greenwich, CT 06930
Canyon Capital Advisors LLC(4)	4,289,756	7.07%
2000 Avenue of the Stars, 11th Floor
Los Angeles, CA 90067
NGN Capital, LLC(5)	3,266,666	5.39%
369 Lexington Avenue, 17th Floor
New York, NY 10017
Martin J. Driscoll(6)	463,931	*
Daniel B. Carr(7)	1,195,316	1.93%
Fred H. Mermelstein(8)	1,505,369	2.44%
David B. Bernstein(9)	202,167	*
Stephen J. Tulipano(10)	200,000	*
Douglas G. Watson(11)	326,565	*
Jackie M. Clegg(12)	205,921	*
Neil W. Flanzraich(13)	751,541	1.24%
Peter D. Kiernan, III (14)	2,461,848	4.06%
Georg Nebgen(15)	3,343,310	5.51%
All officers and directors as a group(16)	10,453,801	16.31%
____________________

*	Beneficial ownership of less than 1% is omitted.

(1)

The number of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the Record Date, through the exercise or conversion of any stock option, convertible security, warrant or other right (a “Presently Exercisable” security). Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

(2)

Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of common stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is c/o Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140.

(3)

Includes (i) 3,045,043 shares owned of record by Wexford Spectrum Investors LLC and 111,111 shares obtainable upon exercise of Presently Exercisable Warrants and (ii) 2,637,493 shares owned of record by Theta Investors LLC and 111,111 shares obtainable upon exercise of Presently Exercisable Warrants, as reported on Schedule 13G/A filed on February 9, 2009. Wexford Capital LLC is the manager or investment manager to Theta Investors LLC and Wexford Spectrum Investors LLC and by reason of its status as such may be deemed to own beneficially the interest in the shares of common stock of which such entities possess beneficial ownership. Each of Charles E. Davidson and Joseph M. Jacobs may, by reason of his status as a controlling person of Wexford Capital LLC, be deemed to own beneficially the interests in the shares of common stock of which Wexford Spectrum Investors and Theta Investors possess beneficial ownership.

(4)

As reported on Schedule 13G filed on February 17, 2009, Canyon Capital Advisors LLC is an investment advisor to various managed accounts, including Canyon Value Realization Fund, L.P., The Canyon Value Realization Fund (Cayman), Ltd., Canyon Value Realization Fund MAC 18, ltd., Citi Canyon Ltd. and Canyon Balanced Equity Master Fund, Ltd., with the right to receive, or the power to direct the receipt, of dividends from, or the proceeds from the sale of the securities held by, such managed accounts. Mitchell R. Julis, Joshua S. Friedman and K. Robert Turner control entities that own 100% of Canyon Capital Advisors.

(5)	Includes (i) 1,895,973 shares owned of record by NGN Biomed Opportunity I, L.P. and 1,370,693 shares owned of record by NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG. In their Schedule 13D/A filed on February 14, 2008, each of these persons expressly disclaimed membership in a “group” or beneficial ownership of any shares of common stock except for shares held of record.

(6)	Includes 379,938 shares obtainable upon exercise of Presently Exercisable options.

(7)	Includes 1,164,070 shares obtainable upon exercise of Presently Exercisable options.

(8)	Includes 933,053 shares obtainable upon exercise of Presently Exercisable options.

(9)	Includes 198,667 shares obtainable upon exercise of Presently Exercisable options, all of which will expire on July 10, 2009. Mr. Bernstein’s tenure as an officer of our company expired by its terms on April 10, 2009.

(10)	Includes 200,000 shares obtainable upon exercise of Presently Exercisable options.

(11)	Includes 306,565 shares obtainable upon exercise of Presently Exercisable options.

(12)	Includes 205,921 shares obtainable upon exercise of Presently Exercisable options.

(13)	Includes 136,604 shares obtainable upon exercise of Presently Exercisable options.

(14)	Includes 2,411,848 shares owned by Kiernan Ventures LLC (“Ventures”), a limited liability company managed solely by Mr. Kiernan and owned by Mr. Kiernan and his wife, and 50,000 shares obtainable upon exercise of Presently Exercisable options. Excludes approximately 1,154,128 shares (the “Sonostar Shares”) beneficially owned by Sonostar Capital Partners LLC (“Sonostar”), a private equity fund managed solely by Mr. Kiernan’s brother, Mr. Gregory F. Kiernan, who has sole voting and dispositive power with respect to the Sonostar Shares. Ventures owns approximately 14.9% of the membership interests in Sonostar. 171,965 of the Sonostar Shares, representing the number of shares attributable to Ventures’ percentage interest in Sonostar, were placed in a segregated account in the name of Ventures after Peter Kiernan was appointed to the Board of Directors of Javelin. For the duration of Peter Kiernan’s serving as a director of Javelin: (i) no Sonostar Shares held in the segregated account shall be sold, pledged, hypothecated or otherwise disposed of by Sonostar; and (ii) no future purchase or sales of our securities shall be allocated to Ventures or taken from the segregated account. Neither Peter Kiernan nor Ventures has voting or dispositive power with respect to the Sonostar Shares, including, without limitation, the Sonostar Shares held in the segregated account.

(15)	Includes: (i) 1,895,973 shares owned of record by NGN Biomed Opportunity I, L.P. and (ii) 1,370,693 shares owned of record by NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG. The aggregate number also includes 76,644 shares obtainable upon exercise of Presently Exercisable options, as reported on a Schedule 13D/A filed on February 14, 2008. Dr. Nebgen is a managing member of NGN Capital LLC (“NGN Capital”), which is the sole general partner of NGN Biomed I, L.P. (“NGN GP”) and the managing limited partner of NGN Biomed Opportunity I GmbH & Co. Beteiliguns KG (“NGN Biomed I GMBH”). NGN GP is the sole general partner of NGN Biomed Opportunity I, L.P. Under the operating agreement for NGN Capital, Dr. Nebgen is deemed to hold the reported securities for the benefit of NGN Capital. NGN Capital may, therefore, be deemed the indirect beneficial owner of the securities, and Dr. Nebgen may be deemed the indirect beneficial owner through his indirect interest in NGN Capital. Dr. Nebgen disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein, if any.

(16)	Includes all shares of the persons denoted in footnotes (6) through (8) and (10) through (15).

PROPOSAL 1
ELECTION OF DIRECTORS

General

     Our Certificate of Incorporation provides that our Board of Directors shall be comprised of not less than three nor more than fifteen directors, divided or “classified” into three classes (Classes I, II and III), each Class consisting as nearly as practicable of one third of the entire Board of Directors, and with the term of one Class expiring each year. The Board of Directors is currently comprised of eight directors and will be comprised of eight directors effective immediately following the election if all the nominees are elected.

     The eight directors are classified as follows: three each being Class I Directors and Class III Directors, and two being Class II Directors. The current term of the Class I Directors will expire at the 2009 Annual Meeting. The current term for the Class II Directors and the Class III Directors will expire at the 2010 and 2011 Annual Meetings, respectively.

     The Board of Directors has nominated for election three persons as Class I Directors. Assuming the election of each nominee, the term of the Class I Directors will expire at the 2012 Annual Meeting. Each nominee currently serves as a Company director. All of the nominees have consented to serve as directors. If a nominee should not be available for election as contemplated, the proxy holders will vote for a substitute designated by the current Board of Directors. We are not aware of any nominee who will be unable or who will decline to serve as a director.

Nominees

     The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as Class I Directors are:

Name	Age	Position	Director Since
Douglas G. Watson	64	Chairman of the Board and Director	December 2004

Neil W. Flanzraich	65	Director	June 2006

Georg Nebgen	47	Director	December 2006

     For information as to the shares of Common Stock beneficially owned by each nominee, see the section “Securities Ownership of Certain Beneficial Owners and Management”, and as to other Board matters, see the section “Board Information.”

     The following are biographical summaries for our nominees for election as Class I Directors:

Class I Directors

     Douglas G. Watson has served as our Chairman of the Board and as a director since December 2004, and as a director of IDDS since April 2002. He is the Chief Executive Officer of Pittencrieff Glen Associates, a consulting company that he founded in June 1999. From January 1997 to June 1999, Mr. Watson served as President, Chief Executive Officer and a director of Novartis Corporation, the U.S. subsidiary of Novartis A.G. Mr. Watson serves as Chairman of OraSure Technologies, Inc., and as a director of BioMimetic Therapeutics, Inc., Genta Inc., and Dendreon Corporation. Mr. Watson is also a member of the board of each of Freedom House Foundation and the American Liver Foundation. Mr. Watson holds an M.A. in Mathematics from Churchill College, Cambridge University. He is also a member of the Chartered Institute of Management Accountants.

     Neil W. Flanzraich has served as a director since June 2006. From 1998 through its sale in January 2006 to TEVA Pharmaceuticals Industries, Ltd., he served as Vice Chairman and President of IVAX Corporation, an international pharmaceutical company. From 1995 to 1998, Mr. Flanzraich served as Chairman of the Life Sciences Legal Practice Group of the law firm Heller Ehrman LLP. From 1981 to 1994, he served in various capacities at Syntex Corporation, a pharmaceutical company, most recently as its Senior Vice President, general counsel and as a member of the Corporate Executive Committee. Mr. Flanzraich is also a Director of Equity One, Inc., Continucare Corporation, Bellus Health Inc. (formerly Neurochem Inc.), and Chipotle Mexican Grill. He also serves as Chairman of the Israel America Foundation. Mr. Flanzraich received an A.B. from Harvard College and a J.D. from Harvard Law School.

     Georg Nebgen, Ph.D. has served as a director since December 8, 2006. From 2003 until the present, Dr. Nebgen served as a managing member and co-founder of NGN Capital, LLC, which is the indirect general partner of NGN Biomed Opportunity I, L.P. and the managing limited partner of NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG (collectively, “NGN Capital”), each of which is a shareholder of our company. Prior to his appointment as a director, Dr. Nebgen had acted as the designee of NGN Capital in attending Board meetings as an observer since November 2005. Before joining NGN Capital, Dr. Nebgen had been a principal at MPM Capital in Boston and Managing Director of MPM GmbH from 2001 until 2003. He also served from 2002 until 2003 as President of the German American Business Council, a non-profit business organization in Boston. Prior to that, Dr. Nebgen served with Schering-Plough Corporation as Managed Care Area Manager in New England. Dr. Nebgen obtained his doctorate in Pharmaceutical Technology Sciences from the University of Bonn, Germany and his executive MBA from the University of St. Gallen, Switzerland.

Continuing Directors

Name	Age	Position	Director Since
(Term expires 2010)
Daniel B. Carr, M.D.	61	President, Chief Medical Officer, Vice	December 2004
		Chairman of the Board and Director
Fred H. Mermelstein	50	Director	December 2004
(Term expires 2011)
Martin J. Driscoll	50	Chief Executive Officer	June 2006

Jackie M. Clegg	47	Director	December 2004
Peter D. Kiernan, III	55	Director	February 2008

     The following are biographical summaries of our continuing directors:

Class II Directors

     Daniel B. Carr, M.D. has served as a director since December 2004, as the Vice Chairman of our Board of Directors since March 3, 2008, as our President since June 2008, and as our Chief Medical Officer since September 2004 when he joined IDDS from his position as Saltonstall Professor of Pain Research at Tufts-New England Medical Center, and Professor of Anesthesiology and Medicine. He had held both positions since 1994. Dr. Carr ended his clinical responsibilities effective September 2004. Dr. Carr served as our Chief Executive Officer from July 2005 until March 3, 2008. From 1995 to 2003, he was the Medical Director of the Pain Management Program at the New England Medical Center, which merged into the Pain Management program at Caritas St. Elizabeth’s Medical Center, another Tufts-affiliated program. Dr. Carr was a founder of the Pain Center at the Massachusetts General Hospital and served as Special Consultant to the U.S. Department of Health and Human Services and Co-Chair of the Agency for Health Care Policy and Research’s Clinical Practice Guidelines on Acute and Cancer Pain Management. He is Editor-in-Chief of Pain: Clinical Updates published by the International Association for the Study of Pain (“IASP”), and has served as a Director of the American Pain Society and the IASP. Dr. Carr holds a bachelors degree from Columbia College and an M.D. degree from Columbia University College of Physicians and Surgeons.

     Fred H. Mermelstein, Ph.D. has served as a director since December 2004 and as Executive director since June 2008, having been our Chief Executive Officer from December 2004 through June 2005, our President from December 2004 through June 2008, and our Secretary from December 2004 to April 2006. He also served as a director of IDDS, our predecessor, and as its President from inception in February 1998 through July 2003 when he also became Chief Executive Officer. He is the founder, President and Chairman of the Board of Directors of Pear Tree Pharmaceuticals, Inc., and he currently serves as a director of Adherex Technologies, Inc. Dr. Mermelstein also served as Director of Venture Capital at Paramount Capital Investments, LLC, a merchant banking and venture capital firm specializing in biotechnology, from 1998 to 2003. From February 1997 until January 2000, Dr. Mermelstein was founder and served as a director and the Chief Science Officer of PolaRx BioPharmaceuticals, an oncology-based biopharmaceutical company that was acquired by Cell Therapeutics, Inc. Dr. Mermelstein holds a dual Ph.D. in Pharmacology and Toxicology from Rutgers University and University of Medicine and Dentistry of New Jersey (“UMDNJ”) Robert Wood Johnson Medical School. He completed his post-doctoral training supported by two grant awards, a National Institutes of Health fellowship and a Howard Hughes Medical Institute fellowship in the Department of Biochemistry at UMDNJ Robert Wood Johnson Medical School.

Class III Directors

     Martin J. Driscoll has served as our Chief Executive Officer since March 3, 2008 and as a director since June 2006. Prior to his appointment as the CEO at Javelin Pharmaceuticals, Mr. Driscoll served as the Chief Executive Officer of Pear Tree Pharmaceuticals, Inc., a private pharmaceutical company focused on developing women’s healthcare prescription products from July 2007 until March 2008. From 2006 to 2007, Mr. Driscoll was a Partner with TGaS Consulting, LLC, a marketing and management consulting firm for the pharmaceutical industry. From 2003 to 2005, Mr. Driscoll served as Senior Vice President of Marketing and Sales at Reliant Pharmaceuticals, a privately-held company that marketed a portfolio of branded pharmaceutical products. From 2000 to 2002, Mr. Driscoll served as Vice President, Commercial Operations and Business Development at ViroPharma, Inc., where he played a large role in the negotiation and successful management of a multi-million dollar co-promotion/co-development collaboration between ViroPharma and Aventis. In his role at ViroPharma, Inc., Mr. Driscoll led the effort to establish the company’s initial commercial capability. From 1983 to 2000, he held various positions at Schering Plough Corporation, including Vice President of Marketing and Sales for its Primary Care, Diabetes, Acute Coronary Syndromes and Key Pharmaceuticals Units. He also currently serves as a Director of Genta Incorporated, a biotechnology company developing novel cancer therapies. Mr. Driscoll received a B.S. from the University of Texas.

     Jackie M. Clegg has served as a director since December 2004, and as a director of IDDS since February 2004. In August 2001, she formed the international strategic consulting firm Clegg International Consultants, LLC (“CIC”) specializing in emerging markets, and she has served as the Managing Partner of that entity since that time. From June 1997 to July 2001, Ms. Clegg served as Vice Chair of the Board of Directors and First Vice President of the Export-Import Bank of the United States (“Ex-Im Bank”), having previously served in various positions from 1993 to 1997 at Ex-Im Bank, including as Chief Operating Officer from January 1999 through fiscal year 2000. Prior to joining Ex-Im Bank, Ms. Clegg worked for ten years in the United States Senate on the staff of both the Banking and the Appropriations Committees. Ms. Clegg is also currently serving as a director of Blockbuster Inc., Brookdale Senior Living, Inc., The Chicago Mercantile Exchange and Cardiome Pharma Corp.

     Peter D. Kiernan, III has served as a director since February 2006. He is CEO of Kiernan Ventures, a venture capital firm committed to growing companies of consequence. He spent nearly 18 years at Goldman Sachs, most of them as a Partner, and was instrumental in advising companies and wealthy families around the globe in ways to expand their business. His specialty was forging unique relationships and finding creative and unconventional ways to help growing companies both large and small achieve their promise. After leaving Goldman, Mr. Kiernan founded and led numerous companies, including Tech Health, a high growth medical services company where he continues to serve as Chairman of the Board. Mr. Kiernan also served as President and Partner at Cyrus Capital Partners, a hedge fund based in New York and London, where he continues to serve as Senior Advisor. Mr. Kiernan is also the Chairman of the Board of Directors of the Christopher and Dana Reeve Foundation, where he has led a dramatic turnaround in the organization’s fight to cure paralysis, and has served as the Chairman of the prestigious Robin Hood Foundation for nearly five years. He has also served on the Board of Williams College for many years.

     All Directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.

     Mr. Watson and Mr. Driscoll both serve on the Board of Directors of Genta Incorporated.

Executive Officers of the Company

     The following is a biographical summary of Stephen J. Tulipano, our Chief Financial Officer. Mr. Tulipano does not serve on our Board of Directors:

     Stephen J. Tulipano, CPA, MBA, has served as our Chief Financial Officer since May 2006. In this capacity, Mr. Tulipano oversees all of our finance functions, including treasury, tax, accounting, financial planning, reporting, controls and Sarbanes-Oxley compliance. He was also elected to serve as our Secretary on April 29, 2009. Prior to joining our company, Mr. Tulipano served as Director of Corporate Accounting at Biogen Idec. During his tenure at Biogen Idec, which spanned over seven years, Mr. Tulipano was responsible for accounting, external reporting, establishment of new accounting and internal control initiatives worldwide and developing innovative business approaches to partnered programs and business development opportunities. Prior to joining Biogen, he served as External Reporting Manager for Digital Equipment Corporation. Mr. Tulipano is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants (AICPA) and the Massachusetts Society of Certified Public Accountants and holds a M.B.A. from Suffolk University. Mr. Tulipano, age 50, is also a veteran of the United States Navy and the United States Army National Guard.

Independence of the Board of Directors

     Our Board of Directors is currently composed of eight members. Messrs. Watson, Flanzraich, Nebgen and Kiernan, and Ms. Clegg, qualify as independent directors in accordance with the published listing requirements of the NYSE Amex (formerly the American Stock Exchange). The NYSE Amex independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as further required by NYSE Amex rules, our Board of Directors has made an affirmative determination as to each independent director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. Our directors hold office until their successors have been elected and qualified or their earlier death, resignation or removal.

Certain Relationships and Related Transactions

     We have entered into, or intend to enter into, indemnification agreements with each of our current directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors.

Approval for Related Party Transactions

     Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal stockholders, including their immediate family members and affiliates, our Corporate Governance and Nominating Committee, all of the members of which are independent, reviews the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire Board of Directors, which has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our Nominating and Corporate Governance Committee and our Board of Directors. In approving or rejecting the proposed related party transaction, our Corporate Governance and Nominating Committee and our Board of Directors shall consider the facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Corporate Governance and Nominating Committee and our Board of Directors determine in the good faith exercise of their discretion.

Vote Required and Board of Directors’ Recommendation

     Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR THESE NOMINEES.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     The Board of Directors, the Compensation Committee and senior management share responsibility for establishing, implementing and continually monitoring our executive compensation program, with the Board of Directors making the final determination with respect to executive compensation. The goal of our executive compensation program is to provide a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and our other named executive officers as determined in accordance with applicable Securities and Exchange Commission (“SEC”) rules, which are collectively referred to herein as the Named Executive Officers.

Objectives of Our Executive Compensation Program

     Our executive compensation program is designed to achieve the following objectives:

  attract and retain talented and experienced executives in the highly competitive and dynamic pharmaceutical industry;

  motivate and reward executives whose knowledge, skills and performance are critical to our success;

  align the interests of our executives and stockholders by motivating executives to increase stockholder value;

  provide a competitive compensation package in which a significant portion of total compensation is determined by company and individual results and the creation of stockholder value; and

  foster a shared commitment among executives by coordinating their company and individual goals.

Our Executive Compensation Program

     Our typical executive compensation package has historically consisted of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Consistent with the emphasis we place on performance-based incentive compensation, we have structured our executive compensation package so that cash incentive bonuses and long-term equity incentive compensation in the form of stock options constitute a significant portion of our total executive compensation. However, due in part to the small size of our executive team and the need to tailor each executive officer’s award to attract and retain that executive officer, we have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

     We have structured our annual cash incentive bonuses and long-term equity incentive compensation for our executive officers to be primarily tied to the achievement of predetermined company and, in some cases, individual performance goals, which are established at the beginning of each year (or in the case of Named Executive Officers who have commenced employment during the applicable year, at the time of their engagement by our company).

     Within the context of the overall objectives of our compensation program, we determined the specific amounts of compensation to be paid to each of our executives in 2008 based on a number of factors including:

  our understanding of the amount of compensation generally paid by companies in our peer group to their executives with similar roles and responsibilities;

  our executives’ performance during 2008 in general and as measured against predetermined company and individual performance goals;

  the roles and responsibilities of our executives;

  the individual experience and skills of, and expected contributions from, our executives;

  the amounts of compensation being paid to our other executives;

  our executives’ historical compensation and performance at our company; and

  any contractual commitments we have made to our executives regarding compensation.

     Each of the primary elements of our executive compensation package is discussed in detail below, including a description of how each particular element fits into our overall executive compensation. In the descriptions below, we highlight particular compensation objectives that we have designed our executive compensation program to address. However, it should be noted that we have designed the various elements of our compensation program to complement each other and thereby collectively serve all of our executive compensation objectives. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program, to a greater or lesser extent, serves each of our compensation objectives.

Role of Compensation Consultant

     To ensure that the compensation levels of our Named Executive Officers are reasonably competitive with market rates, and that our compensation program is properly designed to achieve its stated goals, we have retained AON Radford Consulting (“Radford”), an independent human resource and compensation consulting firm, to review and analyze the compensation arrangements for our executive officers and our current equity programs relative to market. In completing its assessment, Radford reviewed our executive compensation data against that of 17 similarly situated commercial biotechnology / pharmaceutical companies. This peer group, which was approved by our Board of Directors and our Compensation Committee, is comprised of the following companies:

Adolor	MDRNA, Inc.	Poniard Pharmaceuticals
Anesiva Inc.	Novavax Inc.	Pozen Inc.
Anika Therapeutics, Inc.	Optimer Pharma Inc.	Replidyne Inc.
Biocryst Pharmaceuticals Inc.	Osiris Therapeutics, Inc.	Sucampo Pharmaceuticals
Cadence Pharmaceuticals Inc.	Pain Therapeutics	Vanda Pharmaceuticals
Keryx Biopharmaceuticals, Inc.	Penwest Pharmaceuticals

Base Salary

     Our approach is to pay our executives a base salary that is competitive with those of other executive officers in similar positions and with similar responsibilities in our peer group of competitive companies. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. The base salary of each Named Executive Officer is reviewed annually, and may be increased or decreased in accordance with the terms of such executive officer’s employment agreement, where applicable, and certain performance criteria, including, without limitation: (i) individual performance; (ii) corporate performance; (iii) the functions performed by the executive officer; and (iv) changes in the compensation peer group in which we compete for executive talent. We use discretion to determine the weight given to each of the factors listed above and such weight may vary from individual to individual. Evaluations of base salary are made regardless of whether a Named Executive Officer has entered into an employment agreement with us, and while the base salary set forth in such employment agreement is taken into consideration, it is not dispositive of the base salary of such executive officer for a given year. Although evaluations of and recommendations as to base salary are made by the Compensation Committee and senior management, the ultimate determination is made by the Board of Directors. Determinations as to the base salary of each Named Executive Officer for the 2008 fiscal year were made following consultation with Radford.

     During 2008, Martin J. Driscoll received an aggregate base salary for service as our Chief Executive Officer of $375,000, which represented a pro-rated amount based upon an aggregate base salary of $450,000 per his Employment Agreement dated as of March 3, 2008, and Daniel B. Carr, M.D. received an aggregate base salary of $450,000, based upon his Employment Agreement dated as of July 7, 2007. Mr. Driscoll became our Chief Executive Officer on March 3, 2008. Dr. Carr served as our Chief Executive Officer until March 3, 2008, as our President beginning on June 1, 2008, and as our Chief Medical Officer for the entire year. Stephen J. Tulipano, our Chief Financial Officer and Secretary, and David B. Bernstein, who served as our Secretary, General Counsel and Chief Intellectual Property Counsel until April 10, 2009, received a base salary of $231,968 and $236,407, respectively, for the 2008 fiscal year. Fred H. Mermelstein, Ph.D., who served as our President until June 1, 2008, received a base salary of $97,850 for the 2008 fiscal year in his capacity as President. Following his resignation as President, Dr. Mermelstein remained with the Company in the position of Executive Director. As Executive Director, Dr. Mermelstein worked approximately two to three days a week and earned a base salary of $72,917 for the seven month period beginning on June 1, 2008.

     To the extent that we have entered into employment agreements or term sheets with any of our Named Executive Officers, the base salaries of such individuals reflect the initial base salaries that we negotiated with them at the time of their initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, the growth and stage of development of our company, the performance and increased experience of our executives, any changes in our executives’ roles and responsibilities and other factors. The initial base salaries that we negotiated with our executives were based on our understanding of base salaries for comparable positions at our peer group of companies at the time, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive, the base salaries of our existing executives and other factors.

Annual Cash Incentive Bonuses

     Consistent with our emphasis on performance incentive compensation programs, our executives are eligible to receive annual cash incentive bonuses primarily based upon their performance and the performance of our company as measured against predetermined goals covering various aspects of our operations. These goals are recommended by senior management to the Compensation Committee, and then by the Compensation Committee to the Board of Directors, at the beginning of each year. The goals are ultimately set by the Board of Directors. If a Named Executive Officer joined our company during a particular year, these performance goals are established at the time of employment. For the 2008 fiscal year our performance goals were weighted as follows: clinical/regulatory – 30%; business development – 25%; finance – 15%; commercial – 15%; CMC – 10%; and legal – 5%. Our clinical/regulatory goals consisted primarily of initiating, enrolling and completing Phase 3 clinical trials for Dyloject and Ereska, filing an NDA for Dyloject, and obtaining further European approvals for Dyloject. Our business development goals consisted of completing a major partnership and outlicensing transaction. Our finance goals consisted of completing financings that would provide aggregate net proceeds to continue our operations through December 31, 2009. Our commercial goals consisted of specific targets for sales and hospital acceptance of Dyloject on formulary. Our CMC goals consisted of increasing manufacturing efficiencies for our product and product candidates. Our legal goals consisted of advancing certain patents and key agreements. The Compensation Committee has determined that we achieved 40% of the performance incentive goals that were established for our Named Executive Officers for the 2008 fiscal year, including 50% of our clinical/regulatory goals, 100% of our finance goals, 50% of our CMC goals and 33% of our legal goals.

     As part of our cash incentive bonus program, we reserve a portion of each executive’s annual cash incentive bonus to be paid at our discretion based on the executive’s overall performance. We maintain this discretionary portion of the annual cash incentive bonuses in order to motivate our executives’ overall performance and their performance relating to matters that are not addressed in the predetermined performance goals that we set. We believe that every important aspect of executive performance is not capable of being specifically quantified in a predetermined objective goal. For example, events outside of our control may occur after we have established the executives’ performance goals for the year that require our executives to focus their attention on different or other strategic objectives.

     We establish the target amount of our annual cash incentive bonuses at a level that represents a meaningful portion of our executives’ currently paid out cash compensation, and set additional threshold and maximum performance levels above and below these target levels. In establishing these levels, in addition to considering the incentives that we want to provide to our executives, we also consider the bonus levels for comparable positions at our peer group of companies, our historical practices and any contractual commitments that we have relating to executive bonuses.

     Based in part upon the employment agreements that they have entered into with us, for the 2008 fiscal year, Mr. Driscoll and Dr. Carr was each entitled to an annual bonus of up to 100% of his base salary (with 50% of base salary as the target bonus), Mr. Tulipano was entitled to an annual bonus of up to 49.5% of his base salary (with 33% of his base salary as the target bonus), and Mr. Bernstein was entitled to an annual bonus of up to 43.5% of his base salary (with 29% of his base salary as the target bonus). For the 2008 fiscal year, Messrs. Driscoll, Carr, Tulipano and Bernstein received a bonus of $90,000, $90,000, $30,620 and $8,500, respectively. Dr. Mermelstein, with whom we have not entered into an employment agreement, received a bonus of $25,000. Since we achieved 40% of the milestone objectives established for 2008, the total cash incentive bonus awarded to each of our Named Executive Officers for whom we have established a target bonus percentage was less than the target bonus percentage.

     As noted above, the aggregate amount of the bonus paid to each Named Executive Officer, regardless of whether or not they have entered into an employment agreement with us, reflects the extent to which such executive achieved the milestones established at the beginning of the year, plus the amount of the discretionary bonus that is based on our assessment of their overall performance during the year.

     We have established a bonus program for our Named Executive Officers in 2009 whereby payments will be based primarily upon our achievement of the following two corporate goals in 2009: the filing of an NDA for Dyloject and the completion of a North American partnership for either Dyloject or Ereska (intranasal ketamine). In general, the bonuses will be paid in 2010 following the determination of whether we have achieved our corporate goals and an assessment of individual executive performance for the year. However, for Mr. Driscoll and Dr. Carr, we have determined to grant to such executive officers, on May 1, 2009, and in lieu of such cash payment, deffered stock units having a value equal to 50% of the target bonus for such executive officers for 2009. This grant is based upon the assumption that we achieve one of our two corporate goals for 2009. If we do not achieve either of these goals, the deffered stock units will be cancelled.

     Overall, we seek to set the targets for performance measures at levels that we believe are achievable with strong performance by our executives and our company. Although we cannot always predict the different events that will impact our business during an upcoming year, we set our performance goals for the target amount of annual incentive cash bonuses at levels that we believe will be achieved by our executives a majority of the time. Our maximum and threshold levels for these performance goals are determined in relation to our target levels, are intended to provide for greater or lesser incentives in the event that performance is within a specified range above or below the target level, and are correspondingly easier or more difficult to achieve. At the end of each year, the Compensation Committee evaluates the performance of each executive officer and provides its recommendation to the Board for the amount of the cash incentive bonus to be paid to each such executive for that year, with the Board making the final determination as to the amount of the cash incentive bonus.

Long-term Equity Incentive Compensation

     We believe that long-term company performance is best achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. We grant stock options in order to provide certain executive officers with a competitive total compensation package and to reward them for their contribution to our long-term growth in value and the long-term price performance of our common stock. Grants of stock options are designed to align the executive officer’s interest with that of our stockholders.

     Based on the early stage of our company’s development and the incentives we are trying to provide to our executives, we have chosen to use stock options, which derive value exclusively from increases in stockholder value, as opposed to restricted stock or other forms of equity awards. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on the market practices of our peer group of companies and our negotiations with our executives in connection with their initial employment or promotion by us.

     Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and generally vest over three years, beginning with one-third vesting one year after the date of grant, then pro-rata vesting annually thereafter. Such vesting is intended as an incentive to such executive officers to remain with us and to provide a long-term incentive. Such options are generally exercisable, however, after termination of employment (other than termination for cause) if vested. We do not require that any portion of the shares acquired be held until retirement, we do not have a policy prohibiting a director or executive officer from hedging the economic risks of his or her stock ownership and we do not have any minimum stock ownership requirements for executive officers and directors. However, each of our executive officers has a significant number of exercisable options. Stock option awards are made pursuant to our 2005 Omnibus Stock Incentive Plan (the “2005 Plan”). See “Payments Upon Termination or Change-in-Control” for a discussion of the change-in-control provisions related to stock options. The exercise price of each stock option granted under the 2005 Plan is based on the fair market value of our common stock on the grant date.

     We grant annual awards under the 2005 Plan to our Named Executive Officers based on a number of factors, including: (i) the grantee’s position with us; (ii) his or her performance and responsibilities; (iii) the extent to which he or she already holds an equity stake with us; (iv) equity participation levels of comparable executives at our peer group of companies; and (v) the extent to which the corporate and individual performance targets for any particular year have been achieved. Awards to executive officers are first reviewed and approved by the Compensation Committee, which then makes a recommendation for final approval by our Board of Directors. Other than grants to newly-hired employees, option grants are generally awarded in January of each year at the regularly scheduled meetings of the Compensation Committee and the Board of Directors.

     During 2008, we granted options to purchase up to 855,000 shares of common stock to Mr. Driscoll, options to purchase up to 140,000 shares of common stock to Dr. Carr, options to purchase up to 70,000 shares of common stock to Dr. Mermelstein, options to purchase up to 60,000 shares of common stock to Mr. Tulipano and options to purchase up to 60,000 shares of common stock to Mr. Bernstein. Of the options that we granted to Mr. Driscoll, 850,000 were granted in connection with his appointment as our Chief Executive Officer on March 3, 2008. We also granted to Dr. Carr on May 28, 2008 performance-based options to purchase up to 100,000 shares of common stock, which will vest only upon the achievement of certain regulatory milestones relating to our product candidates within certain time frames. If these milestones are not achieved within such time frames, these options will be forfeited.

     On January 23, 2009, we granted options to purchase up to 255,500 shares of common stock to Mr. Driscoll, options to purchase up to 95,900 shares of common stock to Dr. Carr, options to purchase up to 89,400 shares of common stock to Mr. Tulipano and options to purchase up to 89,400 shares of common stock to Mr. Bernstein, which will vest in three equal annual installments beginning on January 23, 2010. These option grants represent long-term equity incentive compensation based upon performance during 2008. Additionally, on March 16, 2009 we granted options to purchase up to 127,750 shares of common stock to Mr. Driscoll, options to purchase up to 47,950 shares of common stock to Dr. Carr, options to purchase up to 44,700 shares of common stock to Mr. Tulipano and options to purchase up to 44,700 shares of common stock to Mr. Bernstein. These performance-based options will vest in three equal annual installments beginning on March 16, 2010; provided, however, these options will be forfeited if we do not achieve our corporate goals for 2009.

Other Compensation

     We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance, an employee stock purchase plan and a 401(k) plan. In certain circumstances, on a case-by-case basis, we have used cash signing bonuses, which may have time-based forfeiture terms, when certain executives and senior non-executives have joined us. We do not provide any special reimbursement for perquisites, such as country clubs, automobiles, corporate aircraft, living expenses or security expenses, for our employees or for any executive officers.

     Pension Benefits. We do not offer qualified or non-qualified defined benefit plans to our executive officers or employees. In the future, we may adopt qualified or non-qualified defined benefit plans if we determine that doing so is in our best interests.

     Nonqualified Deferred Compensation. None of our Named Executive Officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. In the future, we may elect to provide our executive officers or other employees with non-qualified defined contribution or deferred compensation benefits if we determine that doing so is in our best interests.

     Severance and Change of Control Arrangements. As discussed more fully in the section below entitled “Employment Agreements,” certain of our Named Executive Officers are entitled to certain benefits upon the termination of their respective employment agreements. The severance agreements are intended to mitigate some of the risk that our executive officers may bear in working for a developing company such as ours.

     Policies Regarding Tax Deductibility of Compensation. Within our performance-based compensation program, we aim to compensate our Named Executive Officers in a manner that is tax-effective for us. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), restricts the ability of publicly-held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based. The non-performance-based compensation paid in cash to our executive officers in the 2008 fiscal year did not exceed the $1.0 million limit per officer, and we do not anticipate that the non-performance-based compensation to be paid in cash to our executive officers in 2009 will exceed that limit.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

THE COMPENSATION COMMITTEE
Douglas G. Watson, Chairman
Jackie M. Clegg

Summary of Executive Compensation

     The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers (the “Named Executive Officers”), during each of the three fiscal years ended December 31, 2008:

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal			Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	Salary ($)	($)	($)	($)(4)	($)(5)	($)	($)	($)
Martin J. Driscoll,
Chief Executive
Officer (1)	2008	$375,000	—	—	$422,827	$90,000	—	$11,750	$899,577

Daniel B. Carr,
M.D., President,
Chief Medical
Officer and Vice	2008	$450,000	—	—	$311,988	$90,000	—	—	$851,988
Chairman of the	2007	403,728	—	—	725,186	275,000	—	—	1,403,914
Board (2)	2006	350,000	—	—	688,602	180,000	—	—	1,218,602

Stephen J.
Tulipano, Chief	2008	$231,968	—	—	$157,140	$30,620	—	—	$419,728
Financial Officer	2007	204,000	—	—	156,615	76,588	—	—	437,203
and Secretary (7)	2006	133,333	—	—	74,751	64,125	—	—	272,209

David B. Bernstein,
Secretary, General	2008	$236,407	—	—	$189,652	$8,500	—	—	$434,559
Counsel and Chief	2007	214,725	—	—	148,334	75,157	—	—	438,216
IP Counsel (6)	2006	153,125	—	—	76,343	45,300	—	—	274,768

Fred H.	2008	$170,767	—	—	$215,428	$25,000	—	—	$411,195
Mermelstein,	2007	234,840	—	—	198,398	120,883	—	—	554,121
President (3)	2006	228,000	—	—	206,041	90,706	—	—	524,747
____________________

(1)

Mr. Driscoll became our Chief Executive Officer on March 3, 2008. He is entitled to an annual base salary of $450,000 according to his Employment Agreement, and received a pro-rated portion of $375,000 in that capacity for the period March 3 through December 31, 2008. Mr. Driscoll also received $11,750 in fees for serving as a member of our Board of Directors from January 1, 2008 until his appointment as our Chief Executive Officer, which amount is reflected in the “All Other Compensation” column in the table above. He was also granted options to purchase up to 5,000 shares of common stock on January 9, 2008 in connection with his service as a member of our Board of Directors. The dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 computed in accordance with SFAS 123R ($53,906) is included in the “Option Awards” column in the table above.

(2)

Dr. Carr served as our Chief Executive Officer until March 3, 2008, as Vice Chairman of the Board of Directors beginning on March 3, 2008, as President beginning on June 1, 2008, and as Chief Medical Officer for the entire year.

(3)

Dr. Mermelstein served as our President until his resignation effective June 1, 2008, during which time he earned a base salary of $97,850. Following his resignation, Dr. Mermelstein remained with us in the position of Executive Director, in which capacity he worked approximately two to three days a week and earned a base salary of $72,917 (representing a pro-rata portion of his annual base salary of $125,000 as Executive Director).

(4)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006 computed in accordance with SFAS 123R, and thus may include amounts from awards granted in current and prior fiscal years. A discussion of the methods used to calculate these values may be found in footnote 12, which is in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(5)

The amounts listed in the Non-Equity Incentive Plan Compensation column for 2008, 2007 and 2006 include cash incentive bonuses accrued during such fiscal years and paid during the first quarter of each of the following fiscal years following approval of our Board of Directors.

(6)	Mr. Bernstein’s tenure as an officer of our company expired by its terms on April 10, 2009.

(7)	Mr. Tulipano became our Secretary on April 29, 2009.

Grants of Plan-based Awards

     The following table sets forth certain information with respect to grants of plan-based awards during the year ended December 31, 2008 to the Named Executive Officers.

								All
								Other	All
								Stock	Other		Grant
								Awards:	Option		Date
								Number	Awards:	Exercise	Fair
		Estimated Future Payouts						of	Number	or	Value
		Under						Shares	of	Base	of Stock
		Non-Equity Incentive Plan			Estimated Future Payouts Under			of	Securities	Price of	and
		Awards			Equity Incentive Plan Awards			Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)(1)	($)	(#)	(#)	($ /Sh)(2)	($)(3)
Martin J. Driscoll	3/3/08	—	—	—		850,000	—	—	—	$2.86	$1,487,500
	1/9/08	—	—	—		5,000	—	—	—	$3.53	$11,600
Daniel B. Carr,
M.D.	5/28/08	—	—	—		100,000	—	—	—	$3.11	$192,000
	1/9/08	—	—	—		140,000	—	—	—	$3.53	$324,800
Stephen J.
Tulipano	1/9/08	—	—	—		60,000	—	—	—	$3.53	$139,200
David B.
Bernstein	1/9/08	—	—	—		60,000	—	—	—	$3.53	$139,200
Fred H.
Mermelstein	1/9/08	—	—	—		70,000	—	—	—	$3.53	$162,400
____________________

(1)

The options vest in three equal annual installments, beginning on the first anniversary of the grant date, except for (i) the options granted on January 9, 2008 to Mr. Driscoll in connection with his service as a member of our Board of Directors, all of which vest on the first anniversary of the grant date, and (ii) the performance-based options granted on May 28, 2008 to Dr. Carr, which will vest only if certain performance conditions are met. All of the options granted to Mr. Bernstein will expire on July 10, 2009 as a result of his separation from our company.

(2)	The exercise price for all options is equal to the closing market price of our common stock on the date of grant.

(3)

Amounts listed in this column represent the aggregate grant date fair value computed in accordance with SFAS No. 123R. Assumptions made for purposes of computing the aggregate grant date fair value are discussed in footnote 12, which is in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. We caution that the amount ultimately realized from the option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations, and the timing of exercises and sales.

Discussion of Summary Compensation and Grants of Plan-based Awards Tables

     Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Employment Agreements

Martin J. Driscoll

     On June 4, 2008, we entered into an employment agreement, effective as of March 3, 2008, with Martin J. Driscoll, pursuant to which Mr. Driscoll serves as our Chief Executive Officer. The employment agreement is for a term of three years, and automatically renews for successive one-year periods after March 3, 2011, unless it is earlier terminated or either party elects not to renew the agreement by giving six months’ prior notice. Pursuant to the agreement, Mr. Driscoll shall receive an annual base salary of $450,000, plus a target cash bonus equal to 50% of base salary, with the potential to be awarded up to 100% of base salary, if certain performance targets are met. Mr. Driscoll will also be entitled to receive an annual option to purchase shares of Common Stock, based on the attainment of certain performance targets that are established annually by mutual agreement of the Board of Directors and Mr. Driscoll, which options shall vest in three equal annual installments commencing upon the first anniversary of the date of any such grant. In addition, upon the commencement of his employment with our company, Mr. Driscoll was granted options to purchase up to 850,000 shares of Common Stock at an exercise price of $2.86 per share, vesting in three equal installments commencing upon the first anniversary of the agreement. See “Payments Upon Termination or Change-in-Control” below for a discussion of payments due to Mr. Driscoll upon the termination of his employment or a change-in-control of our company.

Dr. Daniel B. Carr

     We entered into an Employment Agreement with Dr. Daniel B. Carr dated as of July 7, 2007, as amended by that certain letter agreement dated June 5, 2008, pursuant to which he currently serves as our President and Chief Medical Officer. The employment agreement is for a term of three years, unless earlier terminated. Dr. Carr is receiving an initial annual base salary of $450,000, plus a target cash bonus equal to 50% of base salary, with the potential to be awarded up to 100% of base salary, if certain performance targets are met. Dr. Carr will also be entitled to receive an annual option to purchase shares of Common Stock, based on the attainment of certain performance targets that are established annually by mutual agreement of the Board of Directors and Dr. Carr. See “Payments Upon Termination or Change-in-Control” below for a discussion of payments due to Dr. Carr upon the termination of his employment or a change-in-control of our company.

Stephen J. Tulipano

     Effective as of May 1, 2006, Stephen J. Tulipano became our Chief Financial Officer pursuant to an Employment Agreement, dated as of April 8, 2006. Under the agreement, Mr. Tulipano was initially entitled to an annual base salary of $200,000 and a discretionary performance-based bonus in the range of up to 49% of his base salary with a target bonus of 30% as determined in our sole discretion. As a hiring bonus, we granted to Mr. Tulipano options to purchase 150,000 shares of common stock at an exercise price of $3.70 per share, vesting in three equal annual installments commencing upon the first anniversary of the grant. The two-year term of Mr. Tulipano’s Employment Agreement expired in April 2008; however, he continues to serve as our Chief Financial Officer.

David B. Bernstein

     Effective as of April 10, 2006, David Bernstein became our Secretary, General Counsel and Chief IP Counsel pursuant to a Term Sheet. The Term Sheet provides for a three year term of employment, at an initial annual base salary of $210,000, with an annual performance bonus of up to 30% of base salary in cash. Upon hiring, Mr. Bernstein was granted options to purchase up to 150,000 shares of Common Stock at an exercise price of $3.50 per share, vesting in three equal installments commencing on the first anniversary of the grant. Mr. Bernstein’s tenure as an officer of our company expired by its terms on April 10, 2009, as a result of which Mr. Bernstein is entitled to receive three months of base salary in the aggregate amount of approximately $59,100 payable in accordance with our normal pay practices, and three months of insurance benefits having an aggregate value of approximately $3,800.

     Additional discussion of the amounts listed in the Summary Compensation Table and an explanation of the amount of salary and incentive bonus paid to our Named Executive Officers in 2008 in proportion to total compensation can be found in the Compensation Discussion and Analysis in this proxy statement.

Outstanding Equity Awards

     The following table sets forth certain information with respect to outstanding equity awards held by our Named Executive Officers at December 31, 2008.

	Option Awards (1)					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
			Equity				Market	Number	Payout
			Incentive			Number	Value	of	Value of
			Plan			of	of	Unearned	Unearned
			Awards:			Shares	Shares	Shares,	Shares,
	Number of	Number of	Number of			or Units	or Units	Units or	Units or
	Securities	Securities	Securities			of Stock	of Stock	Other	Other
	Underlying	Underlying	Underlying			That	That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Have	That	That
	Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Martin J. Driscoll	50,000	—	—	$3.45	6/13/16	—	—	—	—
	16,604	25,000	—	$4.98	1/3/17	—	—	—	—
	—	5,000	—	$3.53	1/9/18	—	—	—	—
	—	850,000	—	$2.86	3/3/18	—	—	—	—

Daniel B. Carr,
M.D.	916,570	—	—	$1.96	9/7/14	—	—	—	—
	12,500	—	—	$2.70	4/12/15	—	—	—	—
	83,333	41,667	—	$4.05	3/8/16	—	—	—	—
	31,667	63,333	—	$4.98	1/3/17	—	—	—	—
	—	140,000	—	$3.53	1/9/18	—	—	—	—
	—	—	100,000	$3.11	5/28/18	—	—	—	—

Stephen J. Tulipano	100,000	50,000	—	$3.70	5/1/16	—	—	—	—
	15,000	30,000	—	$4.98	1/3/17	—	—	—	—
	—	60,000	—	$3.53	1/9/18	—	—	—	—

Fred H.
Mermelstein,
Ph.D.	103,485	—	—	$3.87	11/14/10	—	—	—	—
	51,742	—	—	$5.36	2/24/12	—	—	—	—
	50,921	—	—	$3.87	9/18/12	—	—	—	—
	254,603	—	—	$1.50	8/22/13	—	—	—	—
	127,301	—	—	$1.96	12/15/13	—	—	—	—
	125,000	—	—	$2.70	4/12/15	—	—	—	—
	75,000	—	—	$2.70	4/12/15	—	—	—	—
	50,000	25,000	—	$4.05	3/8/16	—	—	—	—
	23,334	46,666	—	$4.98	1/3/17	—	—	—	—
	—	70,000	—	$3.53	1/9/18	—	—	—	—

David B.
Bernstein(2)	100,000	50,000	—	$3.50	7/10/09	—	—	—	—
	14,434	28,866	—	$4.98	7/10/09	—	—	—	—
	—	60,000	—	$3.53	7/10/09	—	—	—	—

____________________

(1)

All outstanding option awards that were not fully vested as of December 31, 2008 vest in three equal annual installments, beginning on the first anniversary of the date of grant, except for: (i) the unvested options to purchase up to 25,000 shares of common stock at an exercise price of $4.98 per share and the unvested options to purchase up to 5,000 shares of common stock at an exercise price of $3.53 per share that were granted to Mr. Driscoll prior to becoming the Chief Executive Officer on March 3, 2008, which options vested on January 3, 2009 and January 9, 2009, respectively; and (ii) the unvested performance-based options to purchase up to 100,000 shares of common stock at an exercise price of $3.11 per share that were granted to Dr. Carr, which will only vest upon the achievement of certain performance milestones. If these performance milestones are not achieved, Dr. Carr’s options will be forfeited.

(2)

All of the unvested stock options granted to Mr. Bernstein expired on April 10, 2009 in connection with his separation from our company. All of the options that were exercisable as of such date shall remain exercisable until July 10, 2009.

Options Exercised and Stock Vested

     None of our Named Executive Officers exercised any stock options during the 2008 fiscal year.

Option Repricings

     We have not engaged in any option repricings or other modifications to any of our outstanding equity awards to our Named Executive Officers during the 2008 fiscal year.

Pension Benefits

     None of our Named Executive Officers or former executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

     None of our Named Executive Officers or former executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Payments upon Termination or Change-in-control

Martin J. Driscoll

     Death or Disability. Pursuant to his employment agreement, if Mr. Driscoll’s employment is terminated as a result of his death or disability, Mr. Driscoll or his estate, as applicable, would receive his base salary and any accrued but unpaid bonus (calculated at the target rate) and expense reimbursement amounts through the date on which his death or disability occurs. All stock options that are scheduled to vest by the end of the calendar year in which such termination occurs would be accelerated and become vested as of the date of his disability or death, and all stock options that have not vested (or been deemed to have vested) as of the date of his disability or death shall be deemed to have expired as of such date.

     Cause. If Mr. Driscoll’s employment is terminated for cause, he would be entitled to his base salary and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. All stock options that have not vested as of the date of termination shall be deemed to have expired as of such date and any stock options that have vested as of the date of Mr. Driscoll’s termination for cause would remain exercisable for a period of 90 days following the date of such termination.

     Change of Control. If Mr. Driscoll’s employment is terminated upon the occurrence of a change of control or within six (6) months thereafter, we would be obligated to: (i) continue to pay his base salary for a period of the greater of twelve (12) months following such termination or the remainder of the then-current employment term; (ii) pay 100% of his annual performance cash bonus for the year in which the termination occurs; (iii) pay expense reimbursement amounts through the date of termination; and (iv) continue to provide or make available to Mr. Driscoll certain employee benefits for a period of twelve (12) months from the date of termination. Also, all stock options that have not vested as of the date of such termination would be accelerated and deemed to have vested as of such termination date. Assuming that the change of control occurred on December 31, 2008, we would have paid to Mr. Driscoll $450,000 of base salary and $225,000 of accrued and unpaid bonus. The value of his accelerated options pursuant to SFAS 123R would have been $1,078,075, and he would have been entitled to an aggregate amount of approximately $24,000 in continuing employee benefits.

     Without Cause or for Good Reason. If Mr. Driscoll’s employment is terminated without cause, or by Mr. Driscoll for good reason, then we would be obligated to: (i) continue to pay his base salary for a period of the greater of twelve (12) months following such termination or until March 2, 2010; (ii) pay 100% of his target performance cash bonus or other bonus he would have earned had he been employed for twelve (12) months from the date upon which such termination occurs; (iii) pay any expense reimbursement amounts owed through the date of termination; and (iv) continue to provide or make available to Mr. Driscoll certain employee benefits for a period of twelve (12) months from the date of termination. All stock options that have not vested as of the date of such termination would be accelerated and deemed to have vested as of such termination date and shall remain exercisable for a period as outlined in our omnibus stock option program. Assuming that the termination occurred on December 31, 2008, we would have paid to Mr. Driscoll $525,000 of base salary and $225,000 of accrued and unpaid bonus. The value of his accelerated options pursuant to SFAS 123R would have been $1,075,075, and he would have been entitled to an aggregate amount of approximately $24,000 in continuing employee benefits.

     Employee Covenants. In his employment agreement, Mr. Driscoll agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment.

     Mr. Driscoll also agreed, during the term of the agreement and for a period of nine (9) months thereafter, to not in any manner enter into or engage in any business that is directly competitive with our business anywhere in the world, with limited exceptions. This non-competition covenant is not applicable if Mr. Driscoll is terminated by us without cause, if he terminates the agreement for good reason, or if he is terminated at the time of or within six (6) months after a change of control.

     Moreover, Mr. Driscoll agreed, during the term of the agreement and for a period of twelve (12) months thereafter, to not, directly or indirectly, without our prior written consent: (i) solicit or induce any employee of us or any of our affiliates to leave such employ; or hire for any purpose any employee of us or any affiliate or any employee who has voluntarily left such employment within one year of the termination of such employee’s employment with us or any such affiliate or at any time in violation of such employee’s non-competition agreement with us or any such affiliate; (ii) solicit or accept employment or be retained by any person who, at any time during the term of the agreement, was an agent, client or customer of us or any of our affiliates where his position will be related to our business or the business of any such affiliate; or (iii) solicit or accept the business of any agent, client or customer of us or any of our affiliates with respect to products or services that compete directly with the products or services provided or supplied by us or any of our affiliates. This non-competition covenant is not applicable if Mr. Driscoll is terminated by us without cause, if he terminates the agreement for good reason, or if he is terminated at the time of or within six (6) months after a change of control.

Daniel B. Carr, M.D.

     Death or Disability. Pursuant to his employment agreement, if Dr. Carr’s employment is terminated as a result of his death or disability, Dr. Carr or Dr. Carr’s estate, as applicable, would receive his base salary and any accrued but unpaid bonus and expense reimbursement amounts through the date on which his death or disability occurs. All stock options that are scheduled to vest by the end of the calendar year in which such termination occurs would be accelerated and become vested as of the date of his disability or death, and all stock options that have not vested (or been deemed to have vested) as of the date of his disability or death shall be deemed to have expired as of such date.

     Cause. If Dr. Carr’s employment is terminated for cause, he would be entitled to his base salary and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. All stock options that have not vested as of the date of termination shall be deemed to have expired as of such date and any stock options that have vested as of the date of Dr. Carr’s termination for cause would remain exercisable for a period of 90 days following the date of such termination.

     Change of Control. If Dr. Carr’s employment is terminated upon the occurrence of a change of control or within six (6) months thereafter, we would be obligated to: (i) continue to pay his salary for a period of six (6) months following such termination; (ii) pay any accrued and unpaid bonus; and (iii) pay expense reimbursement amounts through the date of termination. Also, all stock options that have not vested as of the date of such termination would be accelerated and deemed to have vested as of such termination date. Assuming that the change of control occurred on December 31, 2008, we would have paid to Dr. Carr $225,000 of base salary and $90,000 of accrued and unpaid bonus. The value of his accelerated options pursuant to SFAS 123R would have been $347,170.

     Without Cause or for Good Reason. If Dr. Carr’s employment is terminated without cause, or by Dr. Carr for good reason, then we would be obligated to: (i) continue to pay his base salary for a period of twelve (12) months from the date of such termination; (ii) pay the bonus he would have earned had he been employed for six (6) months from the date on which such termination occurs; and (iii) pay any expense reimbursement amounts owed through the date of termination. All stock options that are scheduled to vest in the contract year of the date of such termination shall be accelerated and deemed to have vested as of the termination date. All stock options that have not vested (or deemed to have vested) shall be deemed expired, null and void. Any stock options that have vested as of the date of Dr. Carr’s termination shall remain exercisable for a period as outlined in our omnibus stock option program. Assuming that the termination occurred on December 31, 2008, we would have paid to Dr. Carr $450,000 of base salary and $112,500 of accrued and unpaid bonus. The value of his accelerated options pursuant to SFAS 123R would have been $24,870.

     Employee Covenants. In his employment agreement, Dr. Carr agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment.

     Dr. Carr also agreed, during the term of the agreement and for a period of nine (9) months thereafter, to not in any manner enter into or engage in any business that is directly competitive with our business anywhere in the world, with limited exceptions. This non-competition covenant is not applicable if Dr. Carr is terminated by us without cause, if he terminates the agreement for good reason, or if he is terminated at the time of or within six (6) months after a change of control.

     Moreover, Dr. Carr agreed, during the term of the agreement and for a period of twelve (12) months thereafter, to not, directly or indirectly, without our prior written consent: (i) solicit or induce any employee of us or any of our affiliates to leave such employ; or hire for any purpose any employee of us or any affiliate or any employee who has left such employment within one year of the termination of such employee’s employment with us or any such affiliate or at any time in violation of such employee’s non-competition agreement with us or any such affiliate; (ii) solicit or accept employment or be retained by any person who, at any time during the term of the agreement, was an agent, client or customer of us or any of our affiliates where his position will be related to our business or the business of any such affiliate; or (iii) solicit or accept the business of any agent, client or customer of us or any of our affiliates with respect to products or services that compete directly with the products or services provided or supplied by us or any of our affiliates. This non-competition covenant is not applicable if Dr. Carr is terminated by us without cause, if he terminates the agreement for good reason, or if he is terminated at the time of or within six (6) months after a change of control.

2005 Omnibus Stock Incentive Plan

     Corporate Transactions. Pursuant to the 2005 Plan, in the event that we approve a plan of complete liquidation or dissolution of our company, all options will terminate immediately prior to the consummation of such liquidation or dissolution. In the event that we approve an agreement for the sale of all or substantially all of our assets or a merger, consolidation or similar transaction in which we will not be the surviving entity or will survive as a wholly-owned subsidiary of another entity (each, a “Corporate Transaction”), the option shall be assumed or an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the Board of Directors determines, in its sole discretion and in lieu of such assumption or substitution, to take one of the following two options: (i) fifteen (15) days prior to the scheduled consummation of such Corporate Transaction, all options shall become immediately vested and exercisable and shall remain exercisable for a period of fifteen (15) days, or (ii) cancel any outstanding options and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board in its sole, good faith discretion) equal to the product of the number of shares subject to the option multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of shares pursuant to such Corporate Transaction exceeds (B) the option price applicable to such shares. With respect to establishment of an exercise window, (i) any exercise of an option during such fifteen-day period shall be conditioned upon the consummation of the contemplated Corporate Transaction and shall be effective only immediately before the consummation of such Corporate Transaction and (ii) upon consummation of such Corporate Transaction, the 2005 Plan and all outstanding but unexercised options shall terminate.

     Termination of Employment. If a grantee’s employment or service is terminated for cause, any unexercised option shall terminate effective immediately upon such termination of employment or service. Except as otherwise provided by the Committee in the award agreement, if a grantee’s employment or service terminates on account of death, then any unexercised option, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the option term) by (A) his or her personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution, (B) the grantee’s designated beneficiary, or (C) a permitted transferee; and, to the extent that any such option was not exercisable on the date of such termination of employment or service, it will immediately terminate.

     Except as otherwise provided by the Committee in the award agreement, if a grantee’s employment or service terminates on account of disability, then any unexercised option, to the extent exercisable on the date of such termination of employment, may be exercised in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the option term) by the grantee, or by (A) his or her personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution, (B) the grantee’s designated beneficiary or (C) a permitted transferee; and, to the extent that any such option was not exercisable on the date of such termination of employment, it will immediately terminate.

     The degree, if any, to which any awards shall vest upon a change of control or a termination of employment or service in connection with a change of control shall be specified by the Committee in the applicable award agreement.

     Except as otherwise provided by the Committee in the award agreement, if a grantee’s employment or service terminates for any reason other than for cause, death, disability or pursuant to a change of control, then any unexercised option, to the extent exercisable immediately before the grantee’s termination of employment or service, may be exercised in whole or in part, not later than three (3) months after such termination of employment or service (but only during the option term); and, to the extent that any such option was not exercisable on the date of such termination of employment or service, it will immediately terminate.

Director Compensation

     The following table provides summary compensation information for each non-employee director for the fiscal year ending December 31, 2008:

					Change
					in pension
					value and
	Fees				nonqualified
	earned or			Non-equity	deferred
	paid in	Stock		incentive plan	compensation	All other
	cash	Awards	Option Awards	compensation	earnings	Compensation	Total
Name	($)	($)	($)(2)(3)	($)	($)	($)	($)
Douglas G. Watson(1)	$33,000	—	$170,023	—	—	—	$203,023
Jackie M. Clegg	$32,000	—	$109,587	—	—	—	$141,587
Georg Nebgen	$21,000	—	$38,182	—	—	—	$59,182
Neil W. Flanzraich	$19,500	—	$92,706	—	—	—	$112,206
Peter D. Kiernan, III	$22,000	—	$77,160	—	—	—	$99,610
____________________

(1)

As of December 31, 2008, each director had the following number of options outstanding: Mr. Watson — 306,565; Ms. Clegg — 205,921; Mr. Nebgen — 76,644; Mr. Flanzraich — 136,604; and Mr. Kiernan – 50,000.

(2)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 computed in accordance with SFAS 123R, and thus may include amounts from awards granted in and prior to 2008. A discussion of the methods used to calculate these values may be found in footnote 12, Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(3)

The grant date fair value of the option awards computed in accordance with SFAS 123R for each outside director is: (i) $2.32 for the options granted to Mr. Watson and Ms. Clegg; (ii) $2.00 for the options granted to Mr. Kiernan; (iii) $2.32 for the 5,000 options granted to Mr. Flanzraich on January 9, 2008; and (iv) $1.86 for the 40,000 options granted to Mr. Flanzraich on June 2, 2008.

     Dr. Daniel B. Carr, who served as our Chief Executive Officer until March 3, 2008, as our President starting on June 1, 2008 and our Chief Medical Officer for the entire 2008 fiscal year, and Fred H. Mermelstein, Ph.D., who served as our President until June 1, 2008, have not been included in the Director Compensation Table because each is a Named Executive Officer and does not receive any additional compensation for services provided as a director. Martin J. Driscoll, who served as a member of our Board of Directors prior to becoming our Chief Executive Officer on March 3, 2008, is also not included in the Director Compensation Table. As noted in footnote (1) to the Summary Compensation Table, we paid Mr. Driscoll $11,750 in fees for serving as a director during the period ending on March 3, 2008, and we granted to him options to purchase up to 5,000 shares of common stock. Mr. Driscoll did not receive any additional compensation for services provided as a director following his election as Chief Executive Officer.

Compensation Policy through April 30, 2009

     Effective through April 30, 2009, our policy was to compensate the non-employee members of our Board of Directors for serving as a Board member up to $2,500 per meeting for each meeting attended in person ($1,000 for each meeting attended telephonically) and through the grant of stock options on an annual basis. We also compensated non-employee directors for serving as committee members up to $1,250 for each committee meeting attended in person and $500 for each committee meeting attended telephonically.

     Effective from March 2006 until April 30, 2009, our option policy was an Initial Option Award of options to purchase up to 50,000 shares of Common Stock to each non-employee director upon becoming a director vesting after one year. We also granted to our non-employee directors in the first quarter of the 2006 fiscal year a Basic Option Award of options to purchase up to 75,000 shares of Common Stock, which options vest one-third a year beginning one year after the grant date, and which cover service during the 2005-2007 fiscal years. Any non-employee director who was appointed following the grant of the Basic Option Award was eligible for a pro-rated option award in the first quarter of the fiscal year following such non-employee director’s appointment.

     We also granted to our Chairman of the Board of Directors on an annual basis options to purchase up to 20,000 shares of Common Stock, to each committee member on an annual basis options to purchase up to 5,000 shares of Common Stock, to the chair of the Audit Committee on an annual basis options to purchase up to an additional 10,000 shares of Common Stock, and to the chair of the Compensation Committee and the Corporate Governance and Nominating Committee on an annual basis options to purchase up to an additional 5,000 shares of Common Stock. These options would vest one year following the grant date, and have a term of ten years. The exercise price for all options granted to our directors is the fair market value on the grant date.

Compensation Policy beginning May 1, 2009

     Effective May 1, 2009, we will compensate the non-employee members of our Board of Directors for serving as a Board member up to $2,000 per meeting for each Board meeting attended in person ($800 for each meeting attended telephonically) and up to $1,000 per meeting for each committee meeting attended in person ($400 for each meeting attended telephonically). We will also grant to each non-employee director options to purchase up to 24,000 shares of Common Stock for all Board services rendered during 2009. These options would have a term of ten years, would have an exercise price equal to the fair market value on the grant date, and would vest on December 31, 2009.

General

     If a non-employee director shall depart from the Board of directors as a result of death or disability, all unvested options shall be accelerated to vest fully on the departure date, and be exercisable for a period of eighteen (18) months from the date of departure from the Board of Directors.

     If a non-employee director shall depart from the Board of Directors voluntarily, options granted in the Initial Option Award shall be accelerated to be fully vested (if they are not already fully vested), all options granted for committee service shall be accelerated to be fully vested on a prorated basis for years actually served, and the vested options shall be exercisable for a period of eighteen (18) months from the date of resignation from the Board.

     If a non-employee Director shall depart from the Board of Directors for cause, there shall be no acceleration of unvested options, and all unvested options shall terminate immediately upon the departure date. Vested options shall be exercisable for twelve (12) months.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee during fiscal 2008 were Mr. Watson and Ms. Clegg. During fiscal 2008:

  none of the members of the Compensation Committee was an officer (or former officer) or employee of our company or any of its subsidiaries;

  none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which we were a participant and the amount involved exceeded $120,000;

  none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

  none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

  none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors, other than Fred H. Mermelstein, who served as the Chairman of the Board of Pear Tree Pharmaceuticals, Inc., a private company for which Martin J. Driscoll, a member of our Board of Directors since June 2006 and our Chief Executive Officer since March 3, 2008, served as Chief Executive Officer until March 2008.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     McGladrey & Pullen, LLP (“McGladrey”) served as our independent registered public accounting firm for the year ended December 31, 2008, and has been appointed by the Audit Committee of the Board of Directors to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2009. In the event that ratification of this appointment of independent registered public accounting firm is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of our independent registered public accounting firm will be reconsidered by the Audit Committee. Representatives of McGladrey are expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

     Your ratification of the appointment of McGladrey as our independent registered public accounting firm for the fiscal year ending December 31, 2009 does not preclude the Audit Committee from terminating its engagement of McGladrey and retaining a new independent registered public accounting firm, if it determines that such an action would be in our best interest.

     For each of the two fiscal years ended December 31, 2008, the total fees billed to us by McGladrey and PricewaterhouseCoopers LLP (PwC”), our independent registered public accounting firm until October 6, 2006, for services they rendered to us were as set forth below. A portion of the audit fees for 2008 and 2007 were paid in 2009 and 2008, respectively.

     Audit Fees. The aggregate fees billed for professional services rendered in connection with: (i) the audit of our annual financial statements; (ii) the review of the financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30; (iii) consents and comfort letters issued in connection with equity offerings; and (iv) services provided in connection with statutory and regulatory filings or engagements were $343,843 for the fiscal year ended December 31, 2008 (of which $315,843 was billed by McGladrey and $28,000 was billed by PwC), and $354,487 for the fiscal year ended December 31, 2007 (of which $271,987 was billed by McGladrey and $82,500 was billed by PwC).

      Audit-Related Fees. We did not incur any audit-related fees for the fiscal years ended December 31, 2008 and December 31, 2007.

      Tax Fees. Tax fees in the aggregate amount of $5,682 were billed to us by McGladrey for services rendered to us related to our UK tax compliance, of which $2,782 related to the fiscal year during ended December 31, 2007 and $2,900 related to the fiscal year ended December 31, 2008. Tax fees of $10,000 were billed to us by McGladrey for services rendered to us related to technical analysis of research and development tax credits during the fiscal year ended December 31, 2007.

      All Other Fees. We did not incur any other fees for the fiscal years ended December 31, 2008 and December 31, 2007.

Pre-Approval Policies and Procedures

     Rules adopted by the SEC in order to implement the requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. The Audit Committee has pre-approved the provision of audit and non-audit services by each independent registered public accounting firm for 2008 in accordance with its pre-approval policy. The pre-approval policy requires management to submit annually for approval to the Audit Committee a plan describing the scope of work and anticipated cost associated with each category of service. At each regular Audit Committee meeting, management reports on services performed by our independent registered public accounting firm and the fees paid or accrued through the end of the quarter preceding the meeting are discussed with management and representatives of our independent registered public accounting firm.

     We have considered and determined that the provision of the non-audit services provided by our independent registered public accounting firms is compatible with maintaining each such firm’s independence.

Vote Required and Board of Directors’ Recommendation

     Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 2. For purposes of the ratification of our independent registered public accounting firm, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR PROPOSAL NO. 2.

PROPOSAL 3
AMENDMENT OF 2005 OMNIBUS STOCK INCENTIVE PLAN

Overview

     The Board of Directors has unanimously adopted, subject to stockholder approval at the Meeting, an amendment to the 2005 Omnibus Stock Incentive Plan (the “2005 Incentive Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder from 10,000,000 to 11,000,000 shares. The amendment is considered necessary and in the best interests of our company and its long-term strategic growth to permit us to continue to attract, retain and motivate officers, employees, non-employee directors and consultants.

Purposes of the Plan

     The 2005 Incentive Plan is intended to provide qualifying employees, directors and consultants with equity ownership in our company and our subsidiaries, thereby strengthening their commitment to our success, promoting the identity of interests between our stockholders and such employees, directors and consultants and stimulating their efforts on behalf of our company, and to assist us in attracting and retaining talented personnel. We believe that, assuming approval of this amendment, the ratio of the number of shares available for options under the 2005 Incentive Plan in relation to the number of outstanding shares of Common Stock would be within the range of such ratios for comparable companies.

     As of April 15, 2009, there were approximately three current executive officers, 28 current employees and five current non-employee directors of our company who are participants in the 2005 Incentive Plan. Because participation in, and the types of awards that may be made under, the 2005 Incentive Plan are subject to the discretion of the Compensation Committee, the future benefits or amounts that will be received by any participant or groups of participants, including our directors, executive officers and other employees, are not currently determinable. For information regarding option grants to current management, see “Executive Compensation” above.

Grants

     The 2005 Incentive Plan provides for the grant of stock options, stock appreciation rights (SARs) and direct stock grants (“Awards”). These Awards may be granted for up to 10,000,000 shares of Common Stock, which upon stockholder approval of this Proposal would be increased to 11,000,000 shares. Stock options are the right to purchase shares of our Common Stock at a specified price, which may not be less than fair market value at time of grant, over a fixed period, subject to earlier termination. SARs may be granted alone or in connection with another Award, such as a stock option or grant of restricted stock, and provide for an appreciation distribution from us equal to the increase in the fair market value per share of Common Stock from the price specified on the grant date. If granted in connection with another Award, exercise of the SAR will generally require the surrender of the related reward. This appreciation difference may be made in cash or in shares of Common Stock. Direct stock grants include the grant of performance shares which may be distributable to the holder based on the achievement of specified performance targets, and the grant of bonus stock would not require purchase by the award recipient. Any of the direct stock grants may be restricted stock, which is subject to forfeiture by the holder (or repurchase by us) upon the occurrence of specified events, such as the holder’s cessation of service prior to a specified date.

     To the extent any of the options or other stock awards granted under the 2005 Incentive Plan expire or are terminated without being exercised, the shares unexercised thereunder may be subject to future grant under the 2005 Incentive Plan.

     To date, all Awards under the 2005 Incentive Plan have been stock options. Our present intention is to grant only stock options thereunder; however, other types of awards may be granted dependent on future tax and accounting considerations of the grants.

     As of the Record Date, we had granted options under the 2005 Incentive Plan to purchase an aggregate of 8,783,916 shares of Common Stock at exercise prices ranging from $1.07 to $6.65 per share, expiring between April 30, 2009 and March 16, 2019. This includes options that had been granted by IDDS prior to its December 2004 merger with Intrac, Inc., our company’s predecessor, that were assumed by Intrac upon the closing of that merger, adjusted as to the number of underlying shares and the exercise price for the merger ratio. The closing price of our common stock on the NYSE Amex on April 27, 2009 was $1.26.

     The Board of Directors believes that the 2005 Incentive Plan has been very advantageous in attracting and retaining capable persons to serve as employees and directors of our company. Due to our dependency upon equity financings for our capital needs, we seek to conserve our cash resources for use in connection with our research and development activities. This cash conservation policy places limitations on cash compensation arrangements we can have with employees, including executive officers and directors. To compete with other companies for qualified persons, many of which companies are better financed than us, we have relied upon our option program to help us attract and incentivize our employees and directors. Without having additional shares of Common Stock under our 2005 Incentive Plan to use for option grants to these persons, our ability to attract such new employees and directors could be adversely impacted, thereby adversely affecting our future.

Administration

     The Compensation Committee of the Board of Directors administers the 2005 Incentive Plan. This Committee consists of two members of the Board of Directors, each of whom qualifies as an “outside director” as defined for purposes of the regulations under Section 162(m) of the Internal Revenue Code and as a “non-employee director” under Section (b)(3)(i) of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of the Compensation Committee also qualifies as an independent director under the rules of the NYSE Amex. The number of members of the Compensation Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board of Directors deems appropriate to permit transactions in shares pursuant to the 2005 Incentive Plan to satisfy such conditions of Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code as then in effect. Notwithstanding anything to the contrary in the 2005 Incentive Plan, the Committee may be comprised of the entire Board of Directors.

Eligibility

     The Compensation Committee may, in its discretion, grant Awards to any eligible person, whether or not he or she has previously received an option, except in the case of (a) an incentive stock option (“ISO”), which can only be granted to an employee of our company or any subsidiary and (b) the non-employee directors Automatic Option Grant Program, which is self-executing. Participation in the Automatic Option Grant Program is limited to persons who become and continue as non-employee directors, whether through appointment by the Board of Directors or election by our stockholders.

Option Price and Terms

     Options granted under the 2005 Incentive Plan may be either ISOs or non-qualified stock options (“NQSO”). The option price of each share of Common Stock subject to an option will be fixed by the Committee but shall not be less than the fair market value of the Common Stock on the date of grant of the option, defined as the average bid and ask price on the date of grant. An option designated as an ISO is intended to qualify as such under Section 422 of the Internal Revenue Code. Thus, the aggregate fair market value, determined at the time of grant, of the shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year may not exceed $100,000. NQSOs are not subject to this requirement. Certain adjustments in the option price may be made for extraordinary dividend distributions. The Committee determines the option period, provided it is not longer than five years, in the case of ISOs granted to employees who hold 10% of the outstanding stock, 10 years in the case of ISOs generally, or 10 years in the case of NQSOs, subject to earlier termination, the vesting period and the payment terms. In the event of termination of employment, the optionee may exercise his or her options at any time within three months of the termination (which may be extended for up to 18 months), which period was changed from one year from termination, but in no event later than the expiration date of the option; however, if the employee is terminated “for cause,” the option expires immediately, and options to non-employee directors may continue after termination of their service. All options vest immediately upon a “Change of Control” of the Company. The Automatic Option Grant is currently for 50,000 shares upon becoming a non-employee director and for 75,000 shares granted on a triennial basis thereafter, vesting one-third a year after one year, plus an annual grant of 20,000 shares to the Chairman of the Board, 5,000 shares for serving on one or more committees, plus 5,000 shares for a committee chair and an additional 5,000 shares for chair of the Audit Committee.

     Upon exercise of an option, payment for shares may be made in cash or, if the option agreement so provides or the Compensation Committee then permits, in shares of Common Stock calculated based upon their fair market value as of the date of their delivery or a combination of stock and cash.

Modification and Termination of the Plan

     The Compensation Committee may from time to time, in its discretion, amend the 2005 Incentive Plan without the approval of shareholders, except (a) as such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which our equity securities are listed and (b) that the Committee may not without the approval of our stockholders amend the 2005 Incentive Plan to increase the total number of shares reserved for the purposes of the 2005 Incentive Plan.

     The 2005 Incentive Plan shall continue in effect until the earlier of July 2015, its termination by the Committee or the date on which all of the shares of Common Stock available for issuance thereunder have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing options granted thereunder have lapsed.

Adjustments

     In the event any change is made to the Common Stock issuable under the 2005 Incentive Plan by reason of any stock split, stock dividend, combination of shares or recapitalization, appropriate adjustment will be made to the share reserve thereunder and to the number of shares and the exercise price of the Common Stock subject to outstanding options. In the event of a Change of Control (as defined in the 2005 Incentive Plan), the option agreements may provide that all unvested options may vest upon the Change of Control. In addition, in the event of a Corporate Transaction or Hostile Takeover (as defined in the 2005 Incentive Plan), all unvested options may vest and, if applicable, such outstanding options may be assumed by any successor entity.

Federal Income Tax Consequences

     The following discussion outlines generally the current federal income tax consequences of the 2005 Incentive Plan. Applicable tax laws and their interpretations are subject to change at any time and application of such laws may vary in individual circumstances.

Incentive Stock Options

     A recipient who is granted an incentive stock option does not recognize taxable income upon the grant or exercise of the option. However, the difference between the fair market value of our Common Stock on the date of exercise and the option exercise price is a tax preference item that may subject the recipient to alternative minimum tax. A recipient generally will receive long-term capital gain or loss treatment on the disposition of shares acquired upon exercise of the option, provided that the disposition occurs more than two years from the date the option is granted, and the recipient holds the stock acquired for more than one year. A recipient who disposes of shares acquired by exercise prior to the expiration of the forgoing holding periods realizes ordinary income upon the disposition equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise and the disposition price. Any appreciation between the fair market value of the shares on the date of exercise and the disposition price is taxed to the recipient as long or short-term capital gain, depending on the length of the holding period. To the extent the recipient recognizes ordinary income, our company receives a corresponding tax compensation deduction.

Nonqualified Stock Options

     A recipient will not recognize income upon the grant of a nonqualified option. Upon exercise, the recipient will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the price paid for the stock. Our company is entitled to a tax compensation deduction equal to the ordinary income recognized by the recipient. Any taxable income recognized by a recipient in connection with an option exercise is subject to income and employment tax withholding. When the recipient disposes of shares acquired by the exercise of a nonqualified option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as capital gain. Dispositions made after one year from the exercise date will be treated as long-term capital gain. Dispositions made less than one year from the exercise date will be treated as short-term capital gain.

Code Section 162(m)

     Code Section 162(m) denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer and the four other most highly paid executive officers of a publicly traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the computation of the deduction limit. Options and SARs granted under the 2005 Incentive Plan are excluded from the computation of the deduction limit and the Compensation Committee can cause other awards under the 2005 Incentive Plan to be similarly excluded from the computation of the deduction limit by conditioning the grant or vesting upon specified performance goals.

Other Options

     In addition to options granted under the 2005 Incentive Plan, as of the Record Date, we had outstanding non-Plan options for the purchase of an aggregate of 1,106,444 shares at an exercise price of $3.87 per share, terminating through January 2011. These options had been granted by IDDS prior to its merger into Intrac in December 2004. Intrac assumed these options upon the closing of that merger, and we assumed them upon the closing of the merger of Intrac into Javelin in September 2005.

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table provides aggregate information as of December 31, 2008 about Common Stock that may be issued upon the exercise of options under our equity compensation plans, including the 2005 Incentive Plan.

		Weighted average
	Number of securities to be	exercise
	issued upon exercise of	price of
	outstanding options,	outstanding	Number of securities
	warrants	options, warrants	remaining available for
Plan Category	and rights	and rights	future issuance
Equity compensation plans approved by security holders	7,110,950	$3.25	2,142,389 (1)
Equity compensation plans not approved by security holders	1,106,444	$3.87	0
Total:	8,217,394	$3.33	2,142,389 (1)
____________________

(1)	Includes 71,115 shares of Common Stock available for future issuance under the 2007 Employee Stock Purchase Plan.

Vote Required and Board of Directors’ Recommendation

     Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 3. For purposes of the amendment to our 2005 Omnibus Equity Incentive Plan, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR PROPOSAL NO. 3

BOARD INFORMATION

Board Meetings

     The Board of Directors held 15 meetings, either in person or by telephone, in 2008. In addition, the Board of Directors unanimously approved four written consents on matters between meetings. During 2008, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and applicable committee meetings (held during the period for which he or she was a director) on which he or she served. We do not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of stockholders, but we strongly encourage all members of the Board of Directors to attend the Meeting and expect such attendance except in the event of extraordinary circumstances. All members of the Board of Directors at the time of our annual meeting of stockholders held on June 24, 2008 attended such annual meeting.

Board Committees

     Our Board of Directors has established the following three standing committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board of Directors: (i) Audit Committee, (ii) Compensation Committee and (iii) Corporate Governance and Nominating Committee. From time to time, the Board of Directors may establish other committees.

Audit Committee

     The Audit Committee is responsible for: (i) overseeing the corporate accounting and financial reporting practices; (ii) recommending the selection of our registered public accounting firm; (iii) reviewing the extent of non-audit services to be performed by the auditors; and (iv) reviewing the disclosures made in our periodic financial reports. The members of the Audit Committee are Jackie M. Clegg, Douglas G. Watson and Neil W. Flanzraich, each of whom is an independent director within the meaning of the rules of the NYSE - AMEX and Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee qualifies as an Audit Committee Financial Expert under applicable SEC Rules. The Chairman of the Audit Committee is Ms. Clegg. The Audit Committee held five meetings during 2008. The Audit Committee carries out its responsibilities in accordance with the terms of its Audit Committee Charter, a copy of which was attached as Appendix A to the Proxy Statement, dated April 30, 2008, for the 2008 Annual Meeting.

Compensation Committee

     The Compensation Committee determines matters pertaining to the compensation of executive officers and other significant employees, and administers our stock and incentive plans. The members of the Compensation Committee are Douglas G. Watson and Jackie M. Clegg. The Chairman of the Compensation Committee is Mr. Watson. The Compensation Committee held nine meetings during 2008. Each of the members of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code. The Compensation Committee carries out its responsibilities pursuant to a written charter, a copy of which was attached as Appendix B to the Proxy Statement, dated June 1, 2007, for the 2007 Annual Meeting.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee establishes internal corporate policies and nominates persons to serve on our Board of Directors. The members of the Corporate Governance and Nominating Committee are Douglas G. Watson, Jackie M. Clegg and Peter D. Kiernan, III. The Chairman of the Corporate Governance and Nominating Committee is Mr. Watson. A copy of this Committee’s Charter is attached as Appendix A to this Proxy Statement. This Committee held four meetings during 2008. See “Director Nominations” below for the procedures for the nomination of directors.

Director Nominations

     The Corporate Governance and Nominating Committee recommends director candidates and will consider for such recommendation director candidates proposed by management, other directors and stockholders. All director candidates will be evaluated based on the criteria identified below, regardless of the identity of the individual or the entity or person who proposed the director candidate.

     In accordance with our By-Laws, to nominate a director for election to the Board of Directors at an annual meeting of stockholders, a stockholder must deliver timely written notice of such nomination to the Secretary of the Company. To be timely, the notice must be delivered not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that if the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date, the notice must be delivered not earlier than 120 days nor later than 90 days prior to such annual meeting or the 10th day following the date on which we make public announcement of the meeting date. The notice must set forth:

  the name, age and address of the stockholder;

  the principal occupation or employment of such person;

  the class and number of shares of our securities beneficially owned by such person;

  all other information related to such person as is required to be disclosed under SEC proxy disclosure rule 14A; and

  a consent by such person to be named in the proxy statement.

     The selection of director nominees includes consideration of factors deemed appropriate by the Corporate Governance and Nominating Committee and the Board of Directors. We may engage a firm to assist in identifying, evaluating, and conducting due diligence on potential board nominees. Factors will include integrity, achievements, judgment, intelligence, personal character, any prior contact or relationship between a candidate and a current or former director or officer of our company, the interplay of the candidate’s relevant experience with the experience of other Board members, the willingness of the candidate to devote adequate time to Board duties and the likelihood that he or she will be willing and able to serve on the Board of Directors for a sustained period. The Corporate Governance and Nominating Committee will consider the candidate’s independence, as defined by the rules of the SEC and the NYSE Amex. In connection with the selection, due consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds, and experiences. Experience, knowledge, and skills to be represented on the Board of Directors include, among other considerations, financial expertise (including an “audit committee financial expert” within the meaning of the SEC’s rules), pharmaceutical expertise and/or medical knowledge and contacts, financing experience, strategic planning, business development, and community leadership.

Code of Ethics

     We have adopted a Code of Conduct and Ethics that applies to all of our employees and officers, and the members of our Board of Directors. The Code of Conduct and Ethics is available on our website at www.javelinpharmaceuticals.com. Printed copies are available upon request without charge. Any amendment to or waiver of the Code of Conduct and Ethics will be disclosed on our website promptly following the date of such amendment or waiver.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with the NYSE - AMEX. The Reporting Persons are also required to furnish us with copies of all such reports. Based solely on our review of the reports received by us, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2008, the Reporting Persons met all applicable Section 16(a) filing requirements, other than (i) David B. Bernstein, Daniel B. Carr, Jackie M. Clegg, Martin J. Driscoll, Neil W. Flanzraich, Fred H. Mermelstein, Stephen J. Tulipano and Douglas G. Watson, each of whom filed on February 21, 2008 the Form 4 relating options to purchase common stock granted to them on January 9, 2008, and (ii) Peter D. Kiernan, III, who on February 27, 2008 filed the Form 4 relating to the purchase of shares of common stock on February 19, 2008 and February 20, 2008, and the grant of options to purchase common stock on February 19, 2008.

Stockholder Communications with the Board

     Stockholders wishing to communicate with the Board of Directors may send correspondence directed to the Board, care of Douglas G. Watson, Chairman, Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140. Mr. Watson will review all correspondence addressed to the Board of Directors, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. He will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board of Directors for its review at the Board’s request. Mr. Watson will forward stockholder communications to the Board of Directors prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate. Correspondence intended for our independent directors as a group should be addressed to us at the address above, Attention: Independent Directors.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. Each member of this Committee is an audit committee financial expert within the meaning of Item 401(h) of SEC Regulation S-K. The Audit Committee assists the Board’s oversight of the integrity of our financial reports, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The current Audit Committee charter was attached as Appendix A to the Proxy Statement, dated April 30, 2008, for the 2008 Annual Meeting. The Audit Committee is responsible for overseeing our corporate accounting and financial reporting practices, recommending the selection of our registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in our periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in our Annual Report on Form 10-K.

     The Audit Committee: (1) reviewed and discussed the audited financial statements for the year ended December 31, 2008 with management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and (3) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant its independence.

     Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

     The foregoing report has been furnished in April 2009 by the members of the Audit Committee, being:

          Jackie M. Clegg, Chair
          Douglas G. Watson
          Neil W. Flanzraich

     The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this Audit Committee Report by reference therein.

STOCKHOLDER PROPOSALS

     If you wish to have a proposal included in our proxy statement and form of proxy for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by us at our principal executive offices on or before January 11, 2010. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

     Our Bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in our notice of annual meeting and proxy statement because it was not timely submitted under the preceding paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at next year’s annual meeting, any such stockholder proposal must be received by the Corporate Secretary, Javelin Pharmaceuticals, Inc., no earlier than February 23, 2010 and no later than March 25, 2010, and discretionary authority may be used if untimely submitted.

ANNUAL REPORT ON FORM 10-K

     We will furnish without charge to each person whose proxy is being solicited, upon the request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements and schedules thereto. Requests for copies of such report should be directed to Investor Relations, Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140, (617) 349-4500.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors, the ratification of the appointment of the independent registered public accounting firm and the amendment of the 2005 Omnibus Stock Incentive Plan. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented at the Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

May 11, 2009	By Order of the Board of Directors,
Stephen J. Tulipano
Secretary

Appendix A

JAVELIN PHARMACEUTICALS, INC.

CHARTER FOR THE CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

1. PURPOSE

The purpose of the Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors of Javelin Pharmaceuticals, Inc. (the “Company”) shall be to:

-	Review and make recommendations to the Board regarding matters concerning corporate governance;

-	Review the composition and evaluate the performance of the Board, recommend persons for election to the Board and evaluate director compensation;

-

Recommend and review the composition of committees of the Board and recommend persons to be members of such committees, and review and maintain compliance of committee membership with applicable regulatory requirements; and

-	Review conflicts of interest of members of the Board and corporate officers.

In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

2. MEMBERSHIPS AND ORGANIZATION

Composition. The Committee shall consist of at least three members of the Board, unless the Board determines otherwise. All members of the Committee shall be appointed by the Board. The members shall have no relationship to the Company or its affiliates that may interfere with the exercise of their independence. The Board may designate one member of the Committee as its Chair. The Committee may form and delegate authority to subcommittees when appropriate, provided that a subcommittee should consist of at least two members of the Committee.

Meetings. The Committee will meet at least once each year. However, the Committee may establish its own meeting schedule, which it will provide to the Board. Special meetings may be convened as required. The Committee, or its Chair, shall report to the Board on the results of these meetings. The Committee may invite to its meetings other directors, Company management and such other persons, as the Committee deems appropriate in order to carry out its responsibilities.

The Committee will maintain written minutes of its meetings. The minutes will be filed in the minute book of the Company.

3. RESPONSIBILITIES AND DUTIES

The responsibilities and duties of the Committee shall include:

Corporate Governance Generally

-	Develop principles of corporate governance and recommend them to the Board for its consideration and approval;

-	Review annually the principles of corporate governance approved by the Board to ensure that they remain relevant and are being complied with; and

-

Oversee compliance by the Board and its committees with applicable laws and regulations, including, when applicable, the American Stock Exchange or the NASDAQ Rules, and regulations promulgated by the Securities and Exchange Commission.

Composition of the Board, Evaluation and Nominating Activities

-

Review the composition and size of the Board and determine the criteria for membership on the Board, including issues of character, judgment, independence, diversity, age, expertise, corporate experience, length of service, other directorships, and other commitments outside the Company;

-	Conduct an annual evaluation of the Board as a whole; and

-

Identify, consider and recommend candidates to fill new positions or vacancies on the Board, and review any candidates recommended by stockholders. In performing these duties, the Committee shall have the authority to retain any search firm to be used to identify candidates for the Board and shall have sole authority to approve the search firm’s fees and other retention terms.

Committees of the Board

-

Periodically review the composition of each committee of the Board and make recommendations to the Board for the creation of additional committees or the change in mandate or dissolution of committees; and

-	Recommend to the Board persons to be members of the various committees.

Conflicts of Interest

-	Review and monitor compliance with the Company’s Code of Business Conduct and Ethics, its Policy Statement Regarding Insider Trading and other policy statements from time to time in effect;

-	Recommend changes to the Company’s policies statements and also recommend new policy statements covering subjects that the Committee believes are necessary or appropriate;

-	Consider questions of possible conflicts of interest of members of the Board and of corporate officers; and

-	Review actual and potential conflicts of interest of members of the Board and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest.

     JAVELIN PHARMACEUTICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2009

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of JAVELIN PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 11, 2009, and hereby constitutes and appoints Martin J. Driscoll and Stephen J. Tulipano, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders to be held on June 23, 2009, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
JAVELIN PHARMACEUTICALS, INC.
June 23, 2009
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

20230303000000000000 8	062607

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “ FOR ” THE ELECTION OF DIRECTORS AND “ FOR ” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Elect as Directors the nominees listed below: |
NOMINEES:
☐	FOR ALL NOMINEES	¡	Douglas G. Watson
		¡	Neil W. Flanzraich
		¡	Georg Nebgen, Ph.D.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “ FOR ALL EXCEPT ” and fill in the circle next to each nominee you wish to withhold, as shown here: =

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

3.	Approve an amendment to the Company’s 2005 Omnibus Stock Incentive Plan to increase the number of shares of Common Stock underlying the awards thereunder to 11,000,000.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.	☐	☐	☐

This Proxy when properly executed will be voted as directed. If no direction is indicated, this Proxy will be voted FOR the four proposals, including FOR all nominees listed above for Director.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.